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Report of Independent Registered Public Accounting Firm
Board of Directors
SunTrust Bank
We have examined management's assertion included in the accompanying report of Certification Regarding
Compliance with Applicable Servicing Criteria, that SunTrust Bank (the "Company") complied with the servicing criteria set forth in Item 1122(d)(2)(i), 1122(d)(4)(i), and 1122(d)(4)(ii) of the Securities and
Exchange Commission's Regulation AB for the residential mortgage loan servicing platform of SunTrust
Mortgage, Inc. as of and for the year ended December 31, 2007. Refer to management's assertion for the asset backed transactions covered by this platform. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American Institute of
Certified Public Accountants, as adopted by the Public Company Accounting Oversight Board (United States) and,
accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether the
Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2007 for the residential mortgage loan servicing platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
March 6, 2008